Exhibit (d)

April 24, 2025

Citibank, N.A. – ADR Department
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-6 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by the legal entity created by the Deposit Agreement, dated as of October 2, 2017, by and among Citibank, N.A., as Depositary, NuCana plc, a company organized under the laws of England and Wales (the “Company”), and all Holders and Beneficial Owners (each as defined in the Deposit Agreement and hereinafter used as so defined) of American Depositary Shares (“ADSs”) issued thereunder, as amended (the “Deposit Agreement”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), 2,000,000,000 ADSs to be issued under the Deposit Agreement. A copy of the Deposit Agreement is filed as Exhibit (a)(ii) to the Post-Effective Amendment No. 1 to Registration Statement on Form F-6 (File No.: 333-220392). Each ADS will represent the right to receive, subject to the terms and conditions of the Deposit Agreement, the laws of England and Wales and, if applicable, the American Depositary Receipt (“ADR”) evidencing such ADS, twenty-five (25) ordinary shares of the Company (the “Shares”).

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as tax advice.

Assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the SEC, the Deposit Agreement will have been duly executed and delivered, and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders to the rights specified in the Deposit Agreement and, if applicable, the ADR(s) evidencing the ADS(s).

This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

Very truly yours,

PATTERSON BELKNAP WEBB & TYLER LLP

By:	/s/ Jean-Claude Lanza
A Member of the Firm